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                                                                    EXHIBIT 21.1

                           TRIAD FINANCIAL CORPORATION
                                  SUBSIDIARIES


AT MARCH 31, 2005:

          Name of Subsidiary                                     State of Incorporation or Organization
          ------------------                                     --------------------------------------
          Triad Financial Special Purpose Corporation            Delaware
          Triad Financial Special Purpose Corporation II         Delaware
          Triad Financial Special Purpose Corporation III        Delaware
          Triad Financial Special Purpose LLC                    Delaware


AT APRIL 30, 2005:

         Name of Subsidiary                                      State of Incorporation or Organization
         ------------------                                      --------------------------------------
         Triad Financial Special Purpose Corporation             Delaware
         Triad Financial Special Purpose Corporation II          Delaware
         Triad Financial Special Purpose Corporation III         Delaware
         Triad Financial Special Purpose LLC                     Delaware
         Triad Financial Residual Special Purpose LLC            Delaware
         Triad Financial Warehouse Special Purpose LLC           Delaware
         Triad Automobile Receivables Warehouse Trust            Delaware